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                                                                     EXHIBIT 5.2


                        [LETTERHEAD OF CLIFFORD CHANCE]


                                KGT/D2067/480                    27 October 1999

                                020 7282 6035


Danka Business Systems PLC
Masters House
107 Hammersmith Road
London
W14 0QH

ALSO SENT BY FAX

Dear Sirs

SECTION 401(k) PROFIT SHARING PLAN ("THE PLAN")

We write to confirm that, on the basis of the information available to us, shares in Danka Business Systems PLC ("the Company") which are issued to the Plan Trustee will be legally issued by the Company as fully-paid ordinary shares in the Company which are "nonassessable". We understand that, for US purposes, the word "nonassessable" means that the shares in question are not subject to any encumbrances (e.g. by way of a call) under which the Company could require a shareholder to pay up further amounts in relation to such shares.

We consent to the inclusion of this letter as an exhibit to the Company's Form S-8 Registration Statement.

Yours faithfully,

/s/ Clifford Chance
-------------------
Clifford Chance